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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2005

Edgen Corporation
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-124543 (Commission File Number)	13-3908690 (IRS Employer Identification No.)
18444 Highland Road, Baton Rouge, LA		70809
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (225) 756-9868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 7, 2005, Edgen Corporation (the "Company") and certain of its subsidiaries entered into a purchase agreement (the "Purchase Agreement") with an initial purchaser, in connection with the offering and sale by the Company of $31,000,000 aggregate principal amount of its 9 7/8% senior secured notes due 2011. The notes will be issued under the same indenture as the Company's outstanding 9 7/8% senior secured notes due 2011, a copy of which is filed as Exhibit 4.2 to the Company's registration statement on Form S-4 (File No. 333-124543) filed on May 2, 2005 and incorporated herein by reference, and will have the same terms and constitute the same series of securities as such existing notes. The notes are being sold in a private placement and resold by the initial purchaser to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), institutional accredited investors within the meaning of Rule 501 of the Securities Act and to non-U.S. persons under Regulation S of the Securities Act. The notes have not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The initial purchaser or its affiliates from time to time have provided in the past and may provide future investment banking and financial advisory services to us and our affiliates in the ordinary course of business. The initial purchaser and its affiliates have received or will receive customary compensation in connection with such services. Brian P. Friedman, managing member of the manager of certain of our shareholders, is also Chairman of the Executive Committee of the initial purchaser and a director of both the initial purchaser and its parent company, which is an investor in certain of our shareholders.

        The net proceeds of the offering are expected to be approximately $27.4 million, after deducting commissions, fees and expenses, including a delayed settlement fee of 3.251% of the principal amount of the notes purchased. The Company intends to use the proceeds from the offering of the notes to finance the previously announced acquisition of Murray International Metals Inc., to repay a portion of outstanding indebtedness under its revolving credit facility and to pay related fees and expenses. The closing of the transactions contemplated in the Purchase Agreement is subject to certain conditions, including, among others, the concurrent closing of the Murray International Metals acquisition.

        In the Purchase Agreement, Edgen and certain of its subsidiaries agreed to indemnify the initial purchaser against various liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchaser may be required to make in respect of those liabilities.

        The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 REGULATION FD DISCLOSURE.

        The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)
Exhibits.

No.	Exhibit
99.1	Purchase Agreement, dated December 7, 2005, by and among Edgen Corporation, the Guarantors named therein and Jefferies & Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN CORPORATION
Dated: December 9, 2005	By:	/s/ DAVID L. LAXTON David L. Laxton, III Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Purchase Agreement, dated December 7, 2005, by and among Edgen Corporation, the Guarantors named therein and Jefferies & Company, Inc.

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SIGNATURE
EXHIBIT INDEX